Exhibit 99.99

Deer Consumer Products, Inc. Announces Record First Quarter 2011 Financial Results, Declares 2nd Quarter Dividend of $0.05 per Share, Affirms 2011 Financial Guidance

•	Q1/2011 revenue of $34.7 million, an increase of 45% from Q1/2010
•	Q1/2011 net income of $5.8 million, an increase of 44% from Q1/2010
•	Fully diluted earnings per share of $0.17, an EPS increase of 42% from Q1/2010
•	Anticipates favorable Chinese domestic consumer market environment for continued growth in 2011
•	Board of Directors declares $0.05 per share quarterly dividend for the 2nd quarter
•	Affirms and potentially exceeds the current 2011 financial guidance

NEW YORK, May 10, 2011 /PRNewswire/ -- Deer Consumer Products, Inc.(Nasdaq:DEER) (website: http://www.deerinc.com/), a leading provider of "DEER" branded household consumer products to Chinese consumers and a leading vertically integrated manufacturer of small household and kitchen appliances for global customers, announces today record financial results for the first quarter ended March 31, 2011.

Q1/2011 REVENUE

First quarter revenue was $34.7 million, an increase of $10.8 million or 45% from $23.9 million for the three months ended March 31, 2010. Approximately 44% of the sales in the first quarter were generated from China’s domestic markets while approximately 56% were from export markets. The increase in revenue was a result of our sales expansion in the China domestic markets and increased sales to the Asian, South American, Middle East and European markets. We were also able to raise the average selling prices of our products during the quarter and maintained healthy profit margins across our product lines. We commenced our sales to a leading franchiser in the U.S. and have started shipments to the customer in the second quarter.

Q1/2011 GROSS PROFIT MARGIN

Our gross profit margin was approximately 28.7% for the three months ended March 31, 2011, which reflects blended profit margins between our higher margin China domestic sales and generally lower margins from export sales. Our gross profit margin is higher in the China domestic markets than export markets because products are generally sold at much higher prices on both the retail and wholesale levels in our industry in China. In addition, we continue to improve manufacturing efficiency through in-house production of key components of our products, thereby benefiting further from economies of scale as we also capture manufacture margins.

Q1/2011 OPERATING EXPENSES

SG&A expenses for the quarter were approximately $3.9 million, an increase of $1.8 million or 83.5% from $2.1 million for the same period of 2010, as expected, due to the hiring of additional direct sales staff and in-store product promoters to further our revenue growth in China. Our advertising costs remained minimal during the first quarter of 2011, as expected, because we use factory representatives and in-store promoters to promote our products directly to consumers at retail locations, which is a standard marketing practice in the small household appliances industry in China. The in-store promotion approach is highly effective in marketing products directly to consumers in the unique Chinese retail environment as compared to traditional mass media advertising channels that may incur significant advertising expenses without enhancing sales. According to a survey in the 2010 China Small Electronics Market Research Report, approximately 60% of Chinese consumers surveyed purchased small household appliances as a result of direct product introduction from in-store product promoters. Like other established domestic brands in China, our in-store promoters market our products exclusively and directly to in-store customer traffic. During the quarter, we also experienced an increase in R&D related expenses, as expected, in order to introduce new products to further expand our product offerings.

Q1/2011 NET INCOME

First quarter net income was $5.8 million, an increase of 44% from Q1/2010. Fully diluted earnings per share were $0.17, an EPS increase of 44% from Q1/2010.

$4.45 PER SHARE IN NET ASSETS, STRONG BALANCE SHEET, NO LONG-TERM DEBTS

Deer's shareholders’ equity increased to approximately $150 million, or $4.45 per share in net assets. Deer had more than $28 million in cash and cash equivalents at the end of the first quarter without any long-term debts. Deer has sufficient cash on hand and has no plan to dilute our shareholders.

MANAGEMENT COMMENTS ON Q1/2011 FINANCIAL RESULTS

Bill He, Chairman & CEO of Deer commented: “Deer is pleased to report record first quarter financial results. In 2010, Deer entered China's domestic markets with a strong push by putting our "DEER" branded products on the shelves of approximately 3,000 retail locations across China. In 2011, Deer plans to continue to expand such store presence across China while adding in-store promotional staff to further enhance sales and sell-through. During the first quarter, we experienced strong customer product re-ordering from existing and new customers, as well as various levels of product sell-through. In certain product lines and during Chinese holidays, some of our products sold out completely. We made great efforts to replenish empty shelf space in some markets."

"China remains the world's largest and fastest growing consumer retail market and the most profitable marketplace in the world for small household appliances. There are approximately 35,000 retail locations across China that Deer could potentially penetrate. Deer has significant growth potentials in China for years to come."

"During the quarter, raw materials and labor costs remained fairly steady and we are not seeing pricing pressure from raw material suppliers. Our export orders have short delivery schedules, which allow us to increase prices if needed, and we are able to adjust retail pricing quickly in the China domestic market. The continued appreciation of the Chinese currency versus the U.S. dollar will benefit our financial performance as we ramp up sales in the Chinese currency in China and report in U.S. dollars under US GAAP."

"Deer anticipates significant revenue and net income growth for the remainder of 2011. We are comfortable with meeting and potentially exceeding our earnings guidance for 2011."

CHINA DOMESTIC MARKET EXPANSION STRATEGIES

"Due to the unique retail environment in China where more than 60% of consumers purchase small household products as a result of direct marketing push by in-store promotional staff, we target having about 1,000 in-store promotional staff in 2011 and significantly more in 2012 that will exclusively market "DEER" branded products directly to end user customers. Deer's strategic focus is revenue growth in the high margin China domestic markets through the expansion of a growing "DEER" branded product distribution network."

"We anticipate higher gross margins over time due to an anticipated greater percentage of our overall blended revenue being derived from the higher margin China domestic markets. We also anticipate higher SG&A expenses over time primarily due to adding additional in-store product promotional staff. We believe that we will be able to manage SG&A growth along with significant revenue growth in order to maintain and enhance net profit margins."

"Deer's growth model is similar to that of Joyoung, China's market leader in the small household appliances industry. Joyoung has a large number of in-store promotional staff across China. Joyoung has built a strong consumer brand over time, maintains 37% gross profit margins on average and generates almost $1 billion in annual revenue with virtually all of its sales coming from China's domestic markets. Like Joyoung, Deer is pursuing a "DEER" branding strategy and we constantly enhance our product offerings and adjust our market positions."

EXPORT SALES TO EMERGING MARKETS

"In the export markets, we have turned away customers that do not meet our profit margin requirements, especially orders from highly price sensitive volume customers in North America where buyers face pricing pressure in their stagnant home markets. Deer will not compromise margins just to obtain revenue growth. Deer will continue to grow our export-related business, particularly by targeting less price sensitive emerging economies as long as our margins are maintained."

ONGOING STRATEGIC DISCUSSIONS

“We have been approached and have been engaged in various strategic discussions with global companies in our industry. Deer is recognized as a high growth company and a direct platform access to China’s wealthier and expanding consumer markets where no foreign brands in our industry have any meaningful presence. With a strong balance sheet and an attractive valuation, Deer remains open to all opportunities that may enhance our long term shareholders value,” Mr. He concluded.

2ND QUARTER DIVIDEND APPROVED BY THE BOARD OF DIRECTORS

Deer’s Board of Directors approved a $0.05 per share quarterly cash dividend for the second quarter from future earnings. The dividend will be paid on July 15, 2011, to shareholders of record at the close of business on June 30, 2011. Declaration and payment of future quarterly dividends will be made at the discretion of the Board of Directors.

AFFIRMS 2011 FINANCIAL GUIDANCE

In 2011, Deer anticipates revenues from the high margin China domestic sales to surpass export sales. Deer provides 2011 revenue guidance of between $200 and $220 million, net income guidance of between $35 million and $37 million, and targets EPS (Earnings per Share) between $1.08 and $1.12.

3-YEAR INSIDER SHARE LOCKUP, TOTAL MANAGEMENT COMMITMENT

As disclosed previously, Deer's entire management team has voluntarily entered into 3-year share lockup agreements, which prohibit them from selling any shares to the general public through at least 2013. The lockup agreements represent approximately 47% of Deer's entire outstanding shares. Deer management's vested interests are aligned with those of Deer's public shareholders. Deer has been led by its original founders since the inception of its operating business 16 years ago.

INVESTOR CONFERENCE CALL

Title:  Deer Consumer Products, Inc. 2011 First Quarter Earnings Call

Date and time: May 10, 2011, 8:30 AM, US Eastern Daylight Time

International direct: +1 617 614.4070

US Toll free: 1 800 688.0796

Passcode: 521 127 07

About Deer Consumer Products, Inc.

Deer Consumer Products, Inc. is a NASDAQ Global Select Market listed U.S. company with its primary operations in China. Deer has a 16-year operating business as well as a strong balance sheet. Operated by Deer's founders and supported by more than 100 patents, trademarks, copyrights and approximately 2,000 staff, Deer is a leading provider of "DEER" branded consumer products to Chinese consumers and a leading vertically integrated manufacturer of small home and kitchen appliances for global customers. DEER's product lines include series of small household and kitchen appliances as well as personal care products designed to make modern lifestyles easier and healthier.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Deer's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Deer's filings with the Securities and Exchange Commission.

Contact Information:

Corporate Contact: Ms. Helen Wang, President Deer Consumer Products, Inc. Tel: 011-86-755-86028300 Email: investors@deerinc.com

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	MARCH 31, 2011	DECEMBER 31, 2010
ASSETS	(UNAUDITED)

CURRENT ASSETS
Cash & equivalents	$28,193,623	$33,956,591
Restricted cash	864,696	1,347,385
Accounts receivable	46,071,606	52,686,494
Advances to suppliers	2,332,803	3,018,531
Other receivables	180,081	125,580
VAT receivable	6,228,329	2,839,718
Subsidy receivable	482,423	-
Prepaid expenses	172,083	159,583
Deposits	803,185	445,740
Inventories	29,208,370	23,015,850

Total current assets	114,537,199	117,595,472

NON-CURRENT ASSETS
Property and equipment, net	20,849,373	20,453,404
Prepayment for land use rights	-	3,367,207
Intangible assets, net	35,837,422	38,308,468
Construction in progress	10,050,356	8,913,181
Other assets	2,902	4,570

Total noncurrent assets	66,740,053	71,046,830

TOTAL ASSETS	$181,277,252	$188,642,302

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$17,307,868	$26,247,453
Unearned revenue	1,062,923	1,759,792
Income tax payable	4,724,141	5,536,646
Other payables and accrued expenses	2,159,178	3,001,716
Dividend payable	1,679,628	-
Notes payable	4,992,130	8,361,698

Total current liabilities	31,925,868	44,907,305

COMMITMENT AND CONTINGENCY

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value; 75,000,000 shares authorized; 33,592,562 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	33,593	33,593
Paid-in capital	91,110,617	91,084,958
Statutory reserve	6,762,704	6,127,639
Development fund	3,381,352	3,063,819
Accumulated other comprehensive income	7,791,885	6,315,475
Retained earnings	40,271,233	37,109,513

Total Stockholders' equity	149,351,384	143,734,997

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$181,277,252	$188,642,302

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(UNAUDITED)

	2011	2010

Revenue	$34,676,146	$23,902,457
Cost of revenue	24,719,201	17,024,609

Gross profit	9,956,945	6,877,848

Operating expenses
Selling	2,617,437	1,427,964
General and administrative	1,240,626	675,066

Total operating expenses	3,858,063	2,103,030

Income from operations	6,098,882	4,774,818

Non-operating income (expenses)
Interest income	62,535	91,921
Interest expense	-	(29,706)
Exchange loss	(116,123)	(33,134)
Subsidy income	999,232	-
Other expenses	(38,298)	(14,601)

Total non-operating income, net	907,346	14,480

Income before income tax	7,006,228	4,789,298
Income tax expense	1,212,282	752,275

Net income	5,793,946	4,037,023

Other comprehensive item
Foreign currency translation	1,476,410	35,365

Comprehensive Income	$7,270,356	$4,072,388

Basic weighted average shares outstanding	33,592,562	32,631,748

Diluted weighted average shares outstanding	33,592,562	33,767,212

Basic earnings per share	$0.17	$0.12

Diluted earnings per share	$0.17	$0.12

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(UNAUDITED)

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,793,946	$4,037,023
Adjustments to reconcile net income
to net cash used in operating activities:
Depreciation and amortization	703,455	358,725
Stock-based compensation	25,657	83,348
(Increase) decrease in current assets:
Accounts receivable	7,118,569	(2,556,509)
Advances to suppliers	713,336	(859,081)
Other receivables, prepayments, and deposits	(417,015)	(137)
Subsidy receivable	(480,460)	-
Other assets	1,708	(34,520)
Inventories	(5,935,516)	(3,144,474)
Increase (decrease) in current liabilities:
Accounts payable	(9,154,319)	1,416,382
Unearned revenue	(711,755)	(752,461)
Taxes payable	(4,210,783)	207,661
Notes payable	(3,440,063)	-
Other payables and accrued expenses	(879,287)	(2,452)

Net cash used in operating activities	(10,872,527)	(1,246,494)

CASH FLOWS FROM INVESTING ACTIVITIES:
Changes in restricted cash	494,294	(126,313)
Acquisition of property & equipment	(728,682)	(168,091)
Acquisition of intangible asset	-	(379,293)
Refund of deposit on land use right	6,071,063	-
Construction in progress	(1,042,779)	(1,992,404)

Net cash provided by (used in) investing activities	4,793,896	(2,666,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	-	220,081
Offering costs paid	-	(320,000)

Net cash used in financing activities	-	(99,919)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	315,663	(15,837)

NET DECREASE IN CASH & EQUIVALENTS	(5,762,968)	(4,028,351)

CASH & EQUIVALENTS, BEGINNING OF PERIOD	33,956,591	79,333,729

CASH & EQUIVALENTS, END OF PERIOD	$28,193,623	$75,305,378

Supplemental Cash flow data:
Income tax paid	$2,076,848	$489,784
Interest paid	$-	$-